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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Primus Telecommunications Group, Incorporated on Form S-3 of our report dated February 10, 1999, except for paragraph one of Note 16 as to which the date is March 31, 1999, appearing in the Prospectus, which is incorporated by reference in such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

McLean, Virginia
October 12, 1999